Exhibit 10.6
Execution Version
FIFTH AMENDMENT TO
MARKETING AGREEMENT
This FIFTH AMENDMENT TO MARKETING AGREEMENT (this “Amendment”), dated as of November 9, 2020 (the “Amendment Effective Date”), is made by and between WEBBANK, a Utah-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”), and PROSPER MARKETPLACE, INC., a Delaware corporation having its principal location in San Francisco, California (“Company”). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Existing Marketing Agreement (as defined below).
RECITALS
WHEREAS, reference is made to that certain Marketing Agreement, dated as of July 1, 2016, by and between Bank and Company (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Marketing Agreement”); and

WHEREAS, Bank is a party to an Assurance of Discontinuance dated as of August 7, 2020 among the Administrator of the Uniform Consumer Credit Code of Colorado, Bank, and the other parties thereto (the “Settlement Agreement”) which, among other things, creates a safe harbor for offering certain loans to Colorado borrowers; and

WHEREAS, the Parties desire to amend the Existing Marketing Agreement to provide for making Loans in the Program under the safe harbor created by the Settlement Agreement.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing Recitals and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company mutually agree as follows:
1.Definitions.
(a)    Part I of Schedule 1 to the Existing Marketing Agreement is amended by inserting the following defined terms in alphabetical order:
“25% Assets” shall have the meaning set forth in section (q) of Schedule 2 to the Asset Sale Agreement.
“Colorado Settlement Agreement” means the Assurance of Discontinuance dated as of August 7, 2020 among the Administrator of the Uniform Consumer Credit Code of Colorado, Bank, and the other parties thereto.
“Covered Colorado Loan” means any Loan (i) originated to a Borrower who provided a Colorado address at the time of Loan Application, and that (ii) has an Annual Percentage Rate (as determined by Regulation Z, 12 C.F.R. § 1026.24) that exceeds the maximum interest rate that would be allowed under Colo. Rev. Stat. § 5-2-201(2) assuming such statute applied to the Loan.
“Elected Assets” shall have the meaning set forth in section (q) of Schedule 2 to the Asset Sale Agreement.
(b)    The definition of “Excluded Servicing Losses” in Part I of Schedule 1 to the Existing Marketing Agreement is deleted and replaced with the following:
“Excluded Servicing Losses” means (i) credit losses due to Borrower non-payment on (x) Covered Assets (as defined in the Servicing Agreement), (y) Select Loans, or (z) Covered Colorado Loans that are owned by Bank, and (ii) losses due to PFL’s failure to purchase any Assets relating to Covered Colorado Loans (other than 25% Assets and Elected Assets); provided, however, that “Excluded Servicing Losses” expressly excludes any losses to the extent arising from (I) the negligence or willful misconduct of PMI in connection with PMI’s servicing of any Covered Asset held by Bank, (II) the breach by PMI or its agents or representatives of any obligation under the Program Documents, and (iii) identity theft by an Applicant or Borrower.”
2.    Marketing Approvals. Section 2(a)(1) of the Existing Marketing Agreement is amended by adding the following sentence at the end of the existing text: “Bank may revoke its approval of any marketing or promotional materials referencing the Bank and/or the Program upon written notice to Company, for any reason, provided, that, Bank shall use good faith efforts to provide reasonably prompt notice of any revocation following its approvals .”
3.    Finance Materials. Section 4 of the Existing Marketing Agreement is amended by adding the following sentence at the end of the existing text: “Bank may revoke its approval of any Consumer Finance Materials upon written notice to Company, for any reason, provided, that, Bank shall use good faith efforts to provide reasonably prompt notice of any revocation following its approvals. Company shall ensure that each Loan Agreement for a Covered Colorado Loan contains the following provision, and does not contain any other provision addressing choice of law (unless approved in writing by Bank): “This Agreement and all controversies relating to this Agreement are governed by the law of the State of Colorado, except where otherwise preempted or authorized by federal law, including with respect to the terms of this Agreement relating to interest.  All terms of this Agreement relating to interest, as that term is defined under applicable federal law, including but not limited to origination fees, periodic interest, late fees and returned check fees, shall be governed by 12 U.S.C. § 1831d and the laws of the State of Utah.”
4.    Records. Section 16 of the Existing Marketing Agreement is amended by adding the following sentence at the end of the existing text: “Company will maintain the following records relating to the Program, for a minimum of two (2) years: (a) a record of Bank’s approval of marketing or promotional materials related to the Program; (b) a record of any Credit Policy exceptions granted by Bank; and (c) a record of all approvals by Bank of significant third parties engaged by Company to perform services relating to the Program.”
5.    Settlement Agreement. A new Section 43 is added to the Existing Marketing Agreement as follows:
“43. Colorado Settlement.

(a)The Parties intend to comply with the Colorado Settlement Agreement, and agree to take such further actions as are necessary and appropriate to ensure that the Program is offered in a manner that complies with the Settlement Agreement. This Agreement and the other Program Documents shall be construed and interpreted in a manner to ensure compliance with the Colorado Settlement Agreement. Bank may terminate its origination of Covered Colorado Loans at any time. Company represents and warrants to Bank that it has a Supervised Lender’s License issued by the Administrator of the Uniform Consumer Credit Code of Colorado (the “Administrator”), and Company covenants that it will (a) maintain such Supervised Lender’s License in good standing throughout the Term, and (b) file all reports and comply with all lawful requests of the Administrator during the Term, including the annual “Compliance Report” required by the Colorado Settlement Agreement. Company shall promptly provide to Bank a copy of the annual “Compliance Report” and any material report filed with the Administrator related to the Covered Colorado Loans. Company shall promptly notify Bank of any action, threatened action, investigation, examination, questions, or inquiries received by Company from the Administrator related to the Covered Colorado Loans, subject to applicable confidentiality, privilege, and privacy obligations, or where Company is otherwise restricted from sharing information by Applicable Law, including information that is deemed by the Administrator to constitute confidential supervisory or confidential investigatory information, or equivalent nonpublic regulatory information.
(b)With respect to any Losses relating to Covered Colorado Loans, the indemnification terms set forth in Section 9(a) of this Agreement shall not be applicable, and Bank expressly waives any right to seek indemnification for Losses relating to Covered Colorado Loans under such section. Company agrees to defend, indemnify, and hold harmless Bank and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities from and against any and all Losses relating to Covered Colorado Loans to the extent arising from (i) Company’s (or its Affiliates’, agents’ or representatives’) actions or failures to take action where there was a duty to act pursuant to the terms of the Program Documents, (ii) Company’s (or its Affiliates’, agents’ or representatives’) breach of any obligation under the Program Documents, (iii) Company’s (or its Affiliates’, agents’ or representatives’) violation of Applicable Laws, or (iv) Company’s (or its Affiliates’, agents’ or representatives’) negligence or willful misconduct, except in each case to the extent of: (1) the gross negligence or willful misconduct of Bank, or (2) Bank’s failure to timely transfer the Funding Amount to the extent required under Section 6(b), provided that Company and PFL are not in breach of any of their respective obligations under the Program Documents, including, but not limited to, PFL’s obligations with respect to the purchase of Loans under the Asset Sale Agreement or Company’s obligations with respect to the purchase of Loans under the Stand By Purchase Agreement, or (3) Excluded Servicing Losses. Any claim for indemnification shall be governed by the terms of Sections 9(b) through 9(e) of this Agreement.”
6.Miscellaneous
.

i.Effect of Amendment. Except as expressly amended and/or superseded by this Amendment, the Existing Marketing Agreement shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Existing Marketing Agreement, except as expressly set forth herein. Upon the Amendment Effective Date, or as otherwise set forth herein, the Existing Marketing Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth, and this Amendment shall henceforth be read, taken and construed as an integral part of the Existing Marketing Agreement; however, such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Existing Marketing Agreement. In the event of any inconsistency between this Amendment and the Existing Marketing Agreement with respect to the matters set forth herein, this Amendment shall take precedence. References in any of the Program Documents or amendments thereto to the Existing Marketing Agreement shall be deemed to mean the Existing Marketing Agreement as amended by this Amendment.
ii.Counterparts. This Amendment may be executed and delivered by the Parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
iii.Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of Utah, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws.
[Signature Pages to Follow]

    IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

WEBBANK

By: ______________________________
Name:
Title:

[Signature Page to Fifth Amendment to Marketing Agreement]

PROSPER MARKETPLACE, INC.

By: ______________________________
Name:
Title:

[Signature Page to Fifth Amendment to Marketing Agreement]